EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated, March 29, 2012, with respect to the consolidated financial statements of MiMedx Group, Inc. which appear in MiMedx Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/: Cherry, Bekaert & Holland, L.L.P
Cherry, Bekaert & Holland, L.L.P.

Atlanta, GA

September 19, 2012